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                                                              March 15, 2000


Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653

RE:      SEPARATE ACCOUNT FUVUL OF ALLMERICA FINANCIAL
         LIFE INSURANCE AND ANNUITY COMPANY

Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Pre-Effective Amendment No.1 to the Registration Statement on Form S-6 under the Securities Act of 1933 with respect to the Company's individual flexible premium variable life insurance policies.

I am of the following opinion:

1. The Separate Account FUVUL is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulation issued thereunder.

2. The assets held in the Separate Account FUVUL equal to the reserves and other Policy liabilities of the Policies which are supported by the Separate Account FUVUL Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectus contained in this Pre-Effective Amendment No.1 to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Pre-Effective Amendment No.1 to the Registration Statement of the Separate Account FUVUL on Form S-6 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                          Very truly yours,

                                          /s/ Sheila B. St. Hilaire

                                          Sheila B. St. Hilaire
                                          Assistant Vice President and Counsel